Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
6/4/2025	434,326	3.22693	(3)
6/5/2025	583,994	3.22507	(4)
6/6/2025	297,692	3.22778	(5)
6/9/2025	391,741	3.22290	(6)
6/10/2025	393,713	3.21916	(7)
6/11/2025	236,168	3.22729	(8)
6/12/2025	125,484	3.22317	(9)
6/13/2025	184,003	3.22666	(10)
6/16/2025	319,695	3.22882	(11)
6/17/2025	244,927	3.22065	(12)
6/18/2025	139,380	3.22293	(13)
6/20/2025	368,140	3.22406	(14)
6/23/2025	546,881	3.23680	(15)
6/24/2025	425,654	3.23845	(16)
6/25/2025	157,063	3.23596	(17)
6/26/2025	19,700	3.23547	(18)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $3.22693 per share, at prices ranging from $3.22 to $3.23 per share.

(4) Reflects a weighted average purchase price of $3.22507 per share, at prices ranging from $3.22 to $3.23 per share.

(5) Reflects a weighted average purchase price of $3.22778 per share, at prices ranging from $3.22 to $3.23 per share.

(6) Reflects a weighted average purchase price of $3.22290 per share, at prices ranging from $3.22 to $3.23 per share.

(7) Reflects a weighted average purchase price of $3.21916 per share, at prices ranging from $3.22 to $3.23 per share.

(8) Reflects a weighted average purchase price of $3.22729 per share, at prices ranging from $3.22 to $3.23 per share.

(9) Reflects a weighted average purchase price of $3.22317 per share, at prices ranging from $3.22 to $3.24 per share.

(10) Reflects a weighted average purchase price of $3.22666 per share, at prices ranging from $3.21 to $3.23 per share.

(11) Reflects a weighted average purchase price of $3.22065 per share, at prices ranging from $3.22 to $3.23 per share.

(12) Reflects a weighted average purchase price of $3.22290 per share, at prices ranging from $3.22 to $3.23 per share.

(13) Reflects a weighted average purchase price of $33.22293 per share, at prices ranging from $3.22 to $3.23per share.

(14) Reflects a weighted average purchase price of $3.22406 per share, at prices ranging from $3.22 to $3.23 per share.

(15) Reflects a weighted average purchase price of $3.23680 per share, at prices ranging from $3.22 to $3.24 per share.

(16) Reflects a weighted average purchase price of $3.23845 per share, at prices ranging from $3.23 to $3.24 per share.

(17) Reflects a weighted average purchase price of $3.23596 per share, at prices ranging from $3.24 to $3.24 per share.

(18) Reflects a weighted average purchase price of $3.23547 per share, at prices ranging from $3.223 to $3.24 per share.